UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2010
POWERSECURE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12014	84-1169358

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 9, 2010, PowerSecure International, Inc., a Delaware corporation (the “Company”), entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with Citibank, N.A. (“Citibank”), SunTrust Bank (“SunTrust”) and Branch Banking and Trust Company (“BB&T”) in their capacity as lenders (the “Lenders”), and Citibank, in its capacity as the administrative agent (the “Agent”). The Fourth Amendment amends that certain Credit Agreement, dated as of August 23, 2007 and amended on January 17, 2008, May 5, 2008 and November 12, 2008 (as amended, the “Credit Agreement”), among the Company, the Lenders and the Agent, to (i) extend the revolving maturity date of the Credit Agreement by two years to November 12, 2013, and (ii) modify certain terms and conditions of the Credit Agreement, including the interest rate and certain financial and negative covenants of the Company.
The Credit Agreement, as amended by the Fourth Amendment, provides for a $50 million senior, first-priority secured revolving credit facility (the “Credit Facility”) that has been guaranteed by all active subsidiaries of the Company (the “Active Subsidiaries”) and secured by the assets of the Company and the Active Subsidiaries. The Active Subsidiaries acknowledged and agreed to the terms and conditions of the Fourth Amendment. At November 9, 2010, the Company had a balance of $5.0 million outstanding under the Credit Facility.
The Company has used, and intends to continue to use, the proceeds available under the Credit Facility to finance its recurring revenue projects as well as to finance capital expenditures, working capital, and for general corporate purposes. As amended by the Fourth Amendment, the Credit Facility, as a revolving credit facility, will mature and terminate on November 12, 2013. However, the Company has the option prior to that maturity date to convert a portion of outstanding principal balance thereunder, in an amount not to exceed the present value of estimated annual contract revenues receivable under the initial term of contracts for certain recurring revenue projects where the Company builds and provides power units and equipment on the customer’s site but retains ownership of that equipment, into a non-revolving term loan for a two year period expiring November 12, 2015, making quarterly payments based upon a four year fully amortized basis.
The Fourth Amendment modified the rate of interest under the Credit Facility. As amended, outstanding balances under the Credit Facility (including under the Term Loan Facility) bear interest, at the Company’s discretion, at either the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of U. S. Dollars plus an applicable margin, which is on a sliding scale ranging from 200 basis points to 325 basis points based upon the Company’s leverage ratio, or at the Agent’s alternate base rate of the Agent plus an applicable margin, on a sliding scale ranging from 25 basis points to 150 basis points based upon the Company’s leverage ratio. The Company’s leverage ratio is the ratio of its funded indebtedness as of a given date to its consolidated EBITDA, as defined in the Credit Agreement (“EBITDA”), for the four consecutive fiscal quarters ending on such date. The Agent’s alternate base rate is equal to the higher of the Federal Funds Rate as published by the Federal Reserve of New York plus 0.50%, and the Agent’s prime commercial lending rate.
The Credit Facility is not subject to any borrowing base computations or limitations, but does contain certain financial covenants by the Company, some of which were modified by the Fourth Amendment. The Company’s maximum leverage ratio cannot exceed 3.25. The Company’s minimum fixed charge coverage ratio must be in excess of 1.25, where the fixed charge coverage ratio is defined as the ratio of the aggregate of the Company’s trailing 12 month consolidated EBITDA plus its lease or rent expense minus its taxes based on income and payable in cash, divided by the sum of the Company’s consolidated interest charges plus its lease or rent expenses plus its scheduled principal payments and dividends, computed over the previous period. Also, the Company’s minimum asset coverage must be in excess of 1.25, where its asset coverage is defined as the summation of 80% of the book value of accounts receivable plus 60% of the book value of inventory plus 50% of the book value of net fixed assets, divided by total funded debt outstanding. In addition, the Company is required to maintain a minimum consolidated tangible net worth, computed on a quarterly basis, of not less than the sum of $55 million, plus an amount equal to 50% of its net income each fiscal year ending after December 31, 2010, with no reduction for any net loss in any fiscal year, plus 100% of any equity it raises through the sale of equity interests, less the amount of any non-cash charges or losses. Finally, the Company’s debt to worth ratio, which is the ratio of its total consolidated indebtedness to our consolidated tangible net worth, cannot exceed 1.5 to 1.0 at the end of any fiscal quarter. As of November 9, 2010, the Company was in compliance with these financial covenants.
The obligations of the Company under the Credit Facility are secured by guarantees (“Guarantees”) and security agreements (the “Security Agreements”) by each of the Company’s Active Subsidiaries, including but not limited to PowerSecure, Inc. and its subsidiaries, Southern Flow Companies, Inc. and WaterSecure Holdings, Inc. The Guarantees guaranty all of the obligations of the Company under the Credit Facility, and the Security Agreements grant to the Lenders a first priority security interest in virtually all of the assets of each of the parties to the Credit Agreement. The Fourth Amendment did not modify the terms or conditions of the Security Agreements or Guarantees.
The Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults, certain bankruptcy or insolvency events, judgment defaults and certain ERISA-related events, which were not modified by the Fourth Amendment.
The foregoing description of the Credit Facility and the Fourth Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Credit Facility, as modified by the Fourth Amendment, and is qualified in its entirety by reference to the text of the Credit Agreement and the amendments thereto, which are exhibits hereto and incorporated herein by this reference.
A copy of the Company’s press release issued on November 16, 2010 announcing the Fourth Amendment is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1
Credit Agreement, dated as of August 23, 2007, between PowerSecure International, Inc., as borrower, and Citibank, N.A., as administrative agent and lender. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 24, 2007.)

10.2
Form of Security Agreement, dated as of August 23, 2007, by each of PowerSecure International, Inc. and its active subsidiaries in favor of Citibank, N.A., as administrative agent, as secured party. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 24, 2007.)

10.3
Form of Guaranty, dated as of August 23, 2007, by each active subsidiary of PowerSecure International, Inc. in favor of Citibank, N.A., as administrative agent. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 24, 2007.)

10.4
First Amendment to Credit Agreement, dated as of January 17, 2008, between PowerSecure International, Inc., as borrower, and Citibank, N.A., as administrative agent and lender. (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on January 23, 2008.)

10.5
Second Amendment to Credit Agreement, dated as of April 18, 2008, between PowerSecure International, Inc., as borrower, and Citibank, N.A., as administrative agent and lender. (Incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008.)

10.6
Third Amendment to Credit Agreement, dated as of November 12, 2008, among PowerSecure International, Inc., as borrower, Citibank, N.A., as administrative agent and lender, and SunTrust Bank and Branch Banking and Trust Company, as lenders. (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on November 18, 2008.)

10.7
Fourth Amendment to Credit Agreement, dated as of November 9, 2010, among PowerSecure International, Inc., as borrower, Citibank, N.A., as administrative agent and lender, and SunTrust Bank and Branch Banking and Trust Company, as lenders. (Filed herewith.)*

99.1	Press Release of PowerSecure International, Inc., issued November 16, 2010, announcing the extension of the maturity date and other amendments of the Citibank credit facility.

*
Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer

Dated: November 16, 2010

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